Exhibit 99.2

Seagate Technology plc Fiscal First Quarter 2013 Financial Results

Supplemental Commentary

October 31, 2012

The information in this written commentary is being provided to the investment community concurrently with our press release. Please note that these remarks will not be read during the earnings conference call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 28, 2012 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this document and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to our operating and financial condition. Such risks and uncertainties include, but are not limited to; the uncertainty in global economic conditions as consumers and businesses may defer purchases in response to tighter credit and financial news, the impact of the variable demand and the adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans and the risk that we will incur significant incremental costs in connection with the implementation of our recently executed transaction with Samsung Electronics Co., Ltd or that we will not achieve the benefits expected from such transactions. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on August 8, 2012 which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Fiscal First Quarter 2013 Financial Highlights

These results reflect the acquisition of Samsung’s hard drive business in December 2011 and the completion of the majority acquisition of LaCie in August 2012.

Revenue, Non-GAAP Gross Margin and Earnings Per Diluted Share

Seagate achieved first quarter revenue of $3.7 billion, up 33% year over year. Non-GAAP gross margin as a percentage of revenue was 29.0% and non- GAAP earnings per diluted share were $1.45, up 326% year-over-year.

Operating Results and Selected Balance Sheet Items

Seagate successfully delivered its portfolio of products to a broad base of customers and product shipments in the September quarter increased 14% on a year-over-year basis.

Fiscal Q1 Operating Expenses were $437 million, up $124 million year-over-year, primarily due to the impact of the acquisition of LaCie and the Samsung HDD business, an increase in variable performance-based compensation, and the impact of a reversal of previously accrued litigation costs in the September 2011 quarter. Within this line item, Product Development expenses were $268 million, Sales, Marketing, General and Administrative expenses were $150 million and Amortization of Intangibles associated with our Samsung and LaCie business acquisitions were $19 million.

Inventory at the end of the September quarter was $845 million, down approximately 7%, sequentially. Inventory turns were 12.6, down from 13.2, sequentially. Fiscal Q1 Days Sales Outstanding were 41, down 6 days sequentially.

Amortization of Acquisition Related Intangibles

As a result of the acquisition of Samsung’s HDD business and LaCie, Seagate recognized a non-cash $36 million expense for amortization of acquisition-related intangibles in the September quarter, with approximately $17 million recorded in Cost of Revenue and $19 million in Amortization of Intangibles.

Cash Flow from Operations and Share Repurchase

For the September quarter, Cash Flow from Operations was $1.1 billion, Capital Investment was $263 million and free cash flow (Cash Flow from Operations less Capital Investments) was $869 million. Cash, Cash Equivalents, Restricted Cash, and Short-Term Investments totaled $2.5 billion at the end of the September 2012 quarter, up approximately $259 million sequentially.

During the September quarter, the Company returned over 70% of operating cash flow to shareholders in share redemptions and dividends. The company redeemed 20.5 million ordinary shares for approximately $669 million and paid $127 million in dividends. As of September 28, 2012 Seagate had approximately 386 million ordinary shares outstanding and the weighted average share count for the September quarter was 409 million fully diluted shares.

Disk Drive Market Commentary

All references to addressable markets in this document reflect the Company’s best estimates of industry hard drive product shipments based on external reporting sources. (1 exabyte = approximately 1 billion gigabytes)

During the September quarter, the industry is estimated to have shipped approximately 139 million hard drives, reflecting approximately 96 exabytes of storage capacity. Within this, Seagate shipped 57.6 million hard drives, representing 42% market share and approximately 43 exabytes of storage. Seagate continues to focus on improving its mix of product sales towards higher capacity hard drives.

Enterprise class shipments in the September quarter decreased 9% year-over-year to 6.3 million. These results include 3.3 million hard drives for mission critical applications and 3.0 million hard drives for nearline applications.

Client compute shipments in the September quarter increased 22% year-over-year to 40.7 million disk drives, including 20.3 million mobile hard drives and 20.4 million desktop hard drives.

Non-compute shipments in the September quarter increased slightly year-over-year to 10.6 million hard drives, including 5.8 million consumer electronics (“CE”) hard drives and 4.8 million Seagate branded hard drives.

Products and Technology Developments

In August, Seagate completed its acquisition of a controlling interest in LaCie, one of the world’s premier brands of external storage products for consumers and businesses.

Also in August, Seagate announced a strategic alliance with Supermicro, a global leader in high-performance, high-efficiency server technology and green computing, to focus on expanding the market for Seagate Pulsar SSDs. As part of the initiative, Supermicro customers have access to the latest Pulsar product line.

At the Intel developer forum in September, Seagate demonstrated new advancements in solid state hybrid drives, accelerated with Intel Smart Response Technology, which run common office productivity applications almost on par with solid state drives.

Later in the month, Seagate announced the Seagate Cloud Builder Alliance, a new strategic partner category within the company’s existing Seagate Partner Program. The new program provides technical information, customer insights, market knowledge and delivers partners the tools needed to expand their businesses providing cloud storage technology.

Lastly, Seagate recently announced three new enterprise-class hard disk drives optimized for traditional data centers and emerging cloud infrastructures. The new line of drives provides the highest capacity-to-power ratios while ensuring consistent performance and high reliability.